UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 13, 2006 (January 10, 2006)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (732) 919-3150
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On January 10, 2006, Mr. Bruce A. Percelay was elected by the Board of Directors to serve as a member of the Board of Directors of Level 8 Systems, Inc. (the "Company).  From 1986 to the present, Mr. Percelay has been the Founder and Chairman of the Mount Vernon Company, a real estate investment company specializing in the acquisition and renovation of multi-family and commercial properties in Greater Boston Communities.  From 1982 until 1985, Mr. Percelay was Director of Marketing for Leggat McCall, one of New England’s largest commercial brokerage and development firms.  Prior to that, Mr. Percelay was an Account Executive with HBM/Creamer Advertising Agency in Boston, Massachusetts.

Mr. Percelay has also been active in the publishing field. In 2002, Mr. Percelay financed and co-managed the launch of the Nantucket Times Magazine. In 1986 he authored Packaging Your Home for Profit, which was ranked among the top selling business books in Boston, as well as the best selling new book in its category.

Since 2000 Mr. Percelay has been President of the Board of Habitat for Humanity in Greater Boston. From 1994 to 1998 he was President, and is currently Chairman of the Board, of Make-A-Wish Foundation of Greater Boston and Eastern Massachusetts. Since 2002 Mr. Percelay has been a Board Member of the Nantucket Historic Association. Since 2000 he has been on the Greater Boston Real Estate Board Rental Housing Association Division and is the President-Elect. From 1996 to 2000, he was a Board member of Mass INC, a non-partisan think tank in Massachusetts. From 1994 to 1998, Mr. Percelay was on the Board of Directors of Youth Build Boston.

Mr. Percelay received his B.S. from Boston University School of Management, and B.A. in Business and Economics from City of London Polytechnic, Special Studies in Economics.

In September 2005, Mr. Percelay participated in our 2005 Consortium Note Offering whereby Mr. Percelay loaned $100,000 to the Company in exchange for 4% Convertible Bridge Notes of the Company. Upon the consummation of the proposed merger between the Company and its wholly-owned subsidiary, Cicero Inc., Mr. Percelay will have such notes automatically converted into shares of Cicero common stock at a conversion price of $0.025. The merger is subject to the approval of the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date:     January 13, 2006                                    LEVEL 8 SYSTEMS, INC.

                                                    By:    /s/ John P. Broderick
                                            John P. Broderick
                                            Chief Executive and Financial Officer